                                                                    EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Company's 1997 Stock Incentive Plan and 1998 Employee Stock Purchase Plan of Electroglas, Inc. of our reports dated January 27, 1998 (except for Note 12, as to which the date is February 13,
1998), with respect to the consolidated financial statements of Electroglas, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP


San Jose, California
August 20, 1998


                               Page 8 of 8 pages